HPIL Holding Announces Delay in Filing Amended Periodic Reports Containing Restated Financial Statements

SAGINAW, MI, May 3, 2013 (MARKETWIRE via COMTEX) -- HPIL Holding (the "Company") (OTCQB: HPIL) today announced that its restatement of financial statements for the second quarter and third quarter of 2012 (the “Affected Statements”) and filing of related amended periodic reports for the same fiscal quarters will be delayed due to unforeseen administrative delays.

In a release dated April 19, 2013, the company announced the non-reliance on the Affected Statements and indicated its intent to complete the restatement and file related amended 10-Q reports with the Securities and Exchange Commission (the “SEC”) by May 3, 2013.  The April 19 release included the a description of the circumstances leading to the determination of non-reliance and need to restate the Affected Statements.

While the Company does not anticipate restatements of the Affected Statements in addition to those described in the April 19 release, the Company now expects to complete the required restatement of the Affected Statements, in accordance with GAAP, and file amended 10-Q reports reflecting the changes with the SEC no later than May 10, 2013.

Safe Harbor: This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (The "Act"). In particular, when used in the preceding discussion, the words “intent,” “anticipate,” “expect” and similar conditional expressions are intended to identify forward-looking statements within the meaning of the Act and are subject to the safe harbor created by the Act. Such statements are subject to certain risks and uncertainties and actual results could differ materially from those expressed in any of the forward-looking statements. Such risks and uncertainties include, but are not limited to, market conditions, general acceptance of the Company's products and technologies, competitive factors, the ability to successfully complete additional financings and other risks described in the Company's SEC reports and filings.

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